UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Director

By written consent on April 16, 2026, the directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) appointed Henry H. Du to fill the vacancy on the Board of Directors created by the recent resignation of Jon Kuwahara. Mr. Du is expected to also be appointed to replace Mr. Kuwahara as the sole member of the Audit Committee of the Board.

Mr. Du, age 48, has served as the Vice President – Finance Accounting and interim Chief Financial Officer of Alpha Cognition, Inc. (NASDAQ: ACOG), Grapevine, Texas, a biopharmaceutical company developing novel therapeutics for debilitating neurodegenerative disorders, since October 2024. Prior to joining Alpha Cognition, Inc., Mr. Du served in senior finance and accounting positions with a number of life sciences and other companies. Mr. Du is a Certified Public Accountant and holds a Bachelor of Arts degree from Claremont McKenna College, Claremont, California.

There are no family relationships between Mr. Du and any of our other directors, executive officers, or persons nominated or chosen to become a director or executive officer.  Mr. Du is expected to be compensated for his services in the same manner as our other directors, and is not party to any current or proposed transaction for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ WILLIS LEE
	Name:	Willis Lee
	Title:	Chairman and Chief Executive Officer

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